UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2024

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2024, OneMedNet Corporation (the “Company”) received approval from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) to list its common stock (the “Common Stock”) and warrants (the “Warrants”) on The Nasdaq Capital Market. The Common Stock and Warrants will be transferred from The Nasdaq Global Market to The Nasdaq Capital Market at the opening of business on August 19, 2024, and will continue to trade under the symbols “ONMD” and “ONMDW,” respectively. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements. As of August 16, 2024, 31,395,666 shares of the Company’s Common Stock are issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2024

ONEMEDNET CORPORATION

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer